EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 22, 2003, relating to the consolidated financial statements and financial statement schedule of Verilink Corporation, which appears in Verilink Corporation’s Annual Report on Form 10-K for the year-ended June 27, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
February 5, 2004